UNITED STATE
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report (date of earliest event reported): December 29, 2009

                          SYNERGY RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)

        Colorado                      None                     20-2835920
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(State or other jurisdiction   (Commission File No.)          (IRS Employer
    of incorporation)                                       Identification No.)

                                20203 Highway 60
                           Platteville, Colorado 80651
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          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code:    (970) 737-1073
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                                       N/A
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          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

3

Item 3.02.  Unregistered Sales of Equity Securities

     See Item 8.01 of this report.

      The Company relied upon the exemption provided by Rule 506 of the Securities and Exchange Commission in connection with the sale of the securities described in Item 8.01.

Item 8.01.  Other Events

      On December 29, 2009 the Company closed on the private sale of 41.65 Units. The Units were sold at a price of $100,000 per Unit.

      Each Unit consists of one Promissory Note in the principal amount of $100,000 and 37,000 warrants. The Notes bear interest at 8% per year, payable quarterly, and mature on December 31, 2012. At any time after May 31, 2010 the Notes can be converted into shares of the Company's common stock, initially at a conversion price of $1.60 per share. Each warrant entitles the holder to purchase one share of the Company's common stock at a price of $6.00 per share. The warrants expire December 31, 2014.

      With the proceeds from the offering the Company plans to drill and complete oil and gas wells in the Wattenburg field located in the Denver-Julesburg Basin. The Notes will be secured by any oil or gas wells drilled, completed or acquired with the proceeds from the offering.

      The Units sold to date have not been, and any additional Units which may be sold will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 30, 2009.

                                        SYNERGY RESOURCES CORPORATION



                                        By:  /s/ Ed Holloway
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                                             Ed Holloway, President